Exhibit 4.2

ENBRIDGE ENERGY PARTNERS, L.P.
as Issuer

and

U.S. BANK NATIONAL ASSOCIATION
as Trustee

$400,000,000

SERIES A AND SERIES B

6.50% NOTES DUE 2018

SEVENTH

SUPPLEMENTAL

INDENTURE

Dated as of April 3, 2008

EXHIBITS

Exhibit A:	Form of Note
Exhibit B:	Form of Supplemental Indenture
Exhibit C:	Certificate to be Delivered Upon Exchange or Registration of Transfer of Securities Pursuant to Rule 144A
Exhibit D:	Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

i

SEVENTH SUPPLEMENTAL INDENTURE dated as of April 3, 2008 (this “Supplemental Indenture”), between Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership” or the “Issuer”), and U.S. Bank National Association, a national banking association, as successor trustee to SunTrust Bank (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has heretofore entered into an Indenture, dated as of May 27, 2003 (the “Original Indenture”), with SunTrust Bank, as trustee;

WHEREAS, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, the form and terms of a new series of Debt Securities may at any time be established by a supplemental Indenture executed by the Issuer and the Trustee;

WHEREAS, the Issuer proposes to create under the Indenture a new series of Debt Securities;

WHEREAS, additional Debt Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
ESTABLISHMENT OF NEW SERIES

Section 1.01.     Establishment of New Series.  (a) There is hereby established a new series of Debt Securities to be issued under the Indenture, to be designated as the Issuer’s 6.50% Notes due 2018 (the “Notes”). As provided in Article II hereof, the Notes shall be issued as either Series A Notes or Series B Notes, and any Notes may have such additional designation.

(b)        There are to be authenticated and delivered $400,000,000 principal amount of Series A Notes on the Issue Date, and from time to time thereafter there may be authenticated and delivered an unlimited principal amount of Additional Notes. Further, from time to time after the Issue Date, Series B Notes may be authenticated and delivered in a principal amount equal to the principal amount of the Series A Notes exchanged therefor pursuant to an Exchange Offer.

(c)        The Notes shall be issued initially in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto.  The Depositary with respect to the Notes shall be The Depository Trust Company.

(d)        Initially, there shall be no Subsidiary Guarantors.  Each Note shall be dated the date of authentication thereof and shall bear interest as provided in paragraph 1 of the form of Note in Exhibit A hereto.

(e)        If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern.

ARTICLE II
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 2.01.     Definitions.  All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Original Indenture.  The following are additional definitions used in this Supplemental Indenture:

“Additional Interest” means all additional interest owing on the Notes pursuant to a registration default under a Registration Rights Agreement.

“Exchange Offer” means the offer by the Issuer to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

“Freely Tradable” means, at any time of determination, with respect to any Transfer Restricted Securities, that such Transfer Restricted Securities may be sold to the public pursuant to Rule 144 by a person that is not an “affiliate” (as defined in Rule 144) of the Issuer without regard to any of the conditions specified therein (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination).

“Initial Purchasers” means, collectively, Banc of America Securities LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., CIBC World Markets Corp., RBC Capital Markets Corporation, Scotia Capital (USA) Inc., TD Securities (USA) LLC, BMO Capital Markets Corp., Mitsubishi UFJ Securities International plc and National Bank of Canada Financial Inc.

“Notes” has the meaning assigned to it in Section 1.01(a) hereof, and includes both the Series A Notes and the Series B Notes.

“Registration Rights Agreement” means (a) the Registration Rights Agreement among the Partnership and the Initial Purchasers dated the Issue Date relating to the Series A Notes issued on such date and (b) any similar agreement that the Issuer may enter into in relation to any other Series A Notes, in each case as such agreement may be amended or modified from time to time.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time.

“Series A Notes” means the Issuer’s 6.50% Series A Notes due 2018 to be issued pursuant to this Supplemental Indenture.

“Series B Notes” means the Issuer’s 6.50% Series B Notes due 2018 to be issued pursuant to an Exchange Offer.

“Transfer Restricted Securities” means any Notes and Additional Notes outstanding prior to the Resale Restriction Termination Date with respect to such Notes and that must bear the legend required under Section 3.04 hereof.

Section 2.02.      Other Definitions

Term

Defined in Section

“Additional Notes”	3.02
“QIBs”	3.01
“Regulation S”	3.01
“Resale Restriction Termination Date”	3.04
“Rule 144A”	3.01
“U.S. Persons”	3.01

ARTICLE III
THE NOTES

Section 3.01.     Form.  The Notes shall be issued initially in the form of one or more Global Securities as Series A Notes, and the Series A Notes and Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Supplemental Indenture, and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. The Series A Notes constituting Transfer Restricted Securities will be resold initially only to (a) Qualified Institutional Buyers (as such term is defined in Section 144A of the Securities Act) (“QIBs”) in reliance on Rule 144A of the Securities Act (“Rule 144A”) and (b) Persons other than U.S. Persons (as defined under Regulation S under the Securities Act (“Regulation S”)) (“U.S. Persons”) in reliance on Regulation S.  Thereafter, the Series A Notes may be transferred to, among others, QIBs and Persons other than U.S. Persons in reliance upon Regulation S.  Pursuant to the terms of the Registration Rights Agreement, upon consummation of the Exchange Offer contemplated thereby, the Series A Notes constituting Transfer Restricted Securities will be exchanged by the Holders for Series B Notes to be issued by the Issuer in accordance with Section 3.03 hereof.

The Series B Notes shall be issued initially in the form of one or more Global Securities, and the Series B Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.

Section 3.02.     Issuance of Additional Notes.  The Issuer may, from time to time, issue an unlimited amount of additional Series A Notes (“Additional Notes”) under the Indenture, which shall be issued in the same form as the Series A Notes issued on the Issue Date and which shall have identical terms as the Series A Notes issued on the Issue Date other than with respect to the issue date, issue price and date of first payment of interest.  The Series A Notes issued on the Issue Date shall be limited in aggregate principal amount to $400,000,000.  The Series A Notes issued on the Issue Date and any Additional Notes subsequently issued, together with any Series B Notes issued in exchange therefor pursuant to an Exchange Offer, shall be treated as a single series for purposes of giving of notices, consents, waivers, amendments and taking any other action permitted under the Indenture and for purposes of interest accrual and redemptions.

Section 3.03.     Transfer of Transfer Restricted Securities.

(a)           When Notes are presented to the Registrar with the request to register the transfer of such Notes or exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange in accordance with Article II of the Original Indenture. In addition, in the case of Series A Notes that are Transfer Restricted Securities, such request to register the transfer or make the exchange shall be accompanied by the following additional information and documents, as applicable, upon which the Registrar may conclusively rely:

(1)         if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect in substantially the form of Exhibit C hereto; or

(2)         if such Transfer Restricted Securities are being transferred (i) to a QIB in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 144 (and based upon an opinion of counsel if the Issuer or the Trustee so requests) or (iii) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder in substantially the form of Exhibit C hereto; or

(3)         if such Transfer Restricted Securities are being transferred to Persons other than U.S. Persons in reliance on Regulation S, a certification to that effect from such Holder in substantially the form of Exhibit D hereto; or

(4)         if such Transfer Restricted Securities are being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer or the Trustee so requests), a certification to that effect from such Holder in substantially the form of Exhibit C hereto.

(b)           Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 or an effective registration statement under the Securities Act:

(1)           in the case of any Transfer Restricted Security that is in the form of a definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a definitive Note that does not bear the legend set forth in Section 3.04(a) below and rescind any restriction on the transfer of such Transfer Restricted Security; and

(2)           in the case of any Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in Section 3.04(a) below if all other interests in such Global Security have been or are concurrently being sold or transferred pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act.

Notwithstanding the foregoing, upon consummation of an Exchange Offer, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.05 of the Original Indenture, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in Section 3.04(a) below, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a Person participating in the distribution of the Series A Notes or (B) a Person who is an affiliate (as defined in Rule 144) of the Issuer.  The Issuer shall identify to the Trustee such Holders of the Notes in a written certification signed by an officer of the Issuer and, absent certification from the Issuer to such effect, the Trustee shall assume that there are no such Holders.  In addition, at such time as beneficial interests in Transfer Restricted Securities are Freely Tradable (based upon an opinion of counsel if the Issuer or the Trustee so requests), the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.02 of the Original Indenture, the Trustee shall authenticate and deliver one or more Global Securities that do not bear the legend set forth in Section 3.04(a) below in exchange for each outstanding Global Security that is a Transfer Restricted Security in the appropriate principal amount.  Simultaneously with the authentication of such Global Security, the Trustee shall cancel the corresponding Global Securities that bore the legend set forth in Section 3.04(a) below.

(c)           Upon any sale or transfer of a Transfer Restricted Security in definitive form initially resold to Persons other than U.S. Persons in reliance upon Regulation S pursuant to (i) Regulation S following 40 consecutive days beginning on and including the later of the day on which such Transfer Restricted Security was offered to Persons other than “distributors” (as such term is defined in Regulation S) and the date of the closing of the original offering, or (ii) an effective registration statement under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a definitive Note that does not bear the legend referred to in Section 3.04(b) below and rescind any restriction on the transfer of such Transfer Restricted Security.

Section 3.04.     Restrictive Legends.

(a)          Except as provided in Section 3.03 hereof, prior to the Resale Restriction Termination Date, each security certificate evidencing the Notes shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(b)         Each security certificate evidencing the Global Securities shall bear a legend substantially in the form set forth in Section 2.15(a) of the Original Indenture.

ARTICLE IV
REDEMPTION

Section 4.01.     Optional Redemption.

(a)          At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

(b)         To redeem the Notes, the Issuer must pay a redemption price in an amount determined in accordance with the provisions of paragraph number 5 of the form of Note in Exhibit A hereto, plus accrued and unpaid interest, if any, including Additional Interest, if any, to the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(c)          Any redemption pursuant to this Section 4.01 shall otherwise be made pursuant to the provisions of Sections 3.01 through 3.03 of the Original Indenture.  The actual redemption price, calculated as provided in paragraph number 5 of the form of Note in Exhibit A hereto, shall be certified in writing to the Issuer and the Trustee by the Independent Investment Banker (as defined in such paragraph 5) no later than two Business Days prior to each Redemption Date.

Section 4.02.     Mandatory Redemption.  The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes and shall have no obligation to repurchase any Notes at the option of the Holders.

ARTICLE V
COVENANT SUPPLEMENTS

Section 5.01.     Covenants of the Partnership.  Article IV of the Original Indenture is hereby supplemented, but only in relation to the Notes, by the addition of the following new Section at the end of Article IV:

“Section 4.14.  Subsidiary Guarantees.  If any Subsidiary of the Partnership that is not then a Subsidiary Guarantor becomes a guarantor or co-obligor of any Funded Debt of the Partnership, in either case after the Issue Date, then the Partnership shall cause such Subsidiary to promptly execute and deliver a supplemental Indenture, substantially in the form of Exhibit B hereto, providing for the Guarantee of the payment of the Notes pursuant to Article XIV hereof.”

ARTICLE VI
ADDITIONAL EVENT OF DEFAULT

Section 6.01.     Events of Default.  The following shall be deemed an Event of Default only with respect to the Notes as provided in Section 6.01(h) of the Original Indenture:

“(h)    default by the Partnership or any of its Subsidiaries in the payment at the Stated Maturity, after the expiration of any applicable grace period, of principal of, premium, if any, or interest on any Debt then outstanding having a principal amount in excess of the greater of $25 million and 2% of total partners’

capital in the Partnership, or acceleration of any Debt having a principal amount in excess of the greater of such amounts so that it becomes due and payable prior to its Stated Maturity and such acceleration is not rescinded within 30 days after the date on which written notice specifying such default shall have been given to the Partnership by the Trustee or to the Partnership and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding.  The occurrence and continuance of a default under the foregoing shall be deemed an Event of Default under Section 6.01(h) of the Original Indenture with respect to the Notes.”

ARTICLE VII
MISCELLANEOUS

Section 7.01.     Integral Part.  This Supplemental Indenture constitutes an integral part of the Indenture.

Section 7.02.     Additional Interest.  In relation to the Notes, all references to “interest” in the Original Indenture and in the Notes shall be deemed to include Additional Interest, if any, unless the context otherwise requires.

Section 7.03.     Adoption, Ratification and Confirmation.  The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 7.04.     Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 7.05.     Governing Law.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.06.     Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

[Signatures on following page]

SIGNATURES

ISSUER:

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C.,
as delegate of Enbridge Energy Company, Inc.,
its General Partner

	By:	/s/ Mark Maki
Name: Mark A. Maki
Title: Vice President - Finance

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as
Trustee

	By:	/s/ Muriel Shaw
Name: Muriel Shaw
Title: Assistant Vice President

[SIGNATURE PAGE – SEVENTH SUPPLEMENTAL INDENTURE]

EXHIBIT A

(Form of Face of Note)

CUSIP		No.

ISIN		Principal Amount: $

ENBRIDGE ENERGY PARTNERS, L.P.

6.50% Series        Notes due 2018

Enbridge Energy Partners, L.P., a Delaware limited partnership, promises to pay to                                                                 , or registered assigns, the principal sum of                                  Dollars [or such greater or lesser amount as may be endorsed on the Schedule attached hereto](1) on April 15, 2018.

Interest Payment Dates: April 15 and October 15, commencing October 15, 2008

Record Dates: April 1 and October 1

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C.,
as delegate of Enbridge Energy Company, Inc.,
its General Partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE

OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated

(1) To be included only if the Note is issued in global form.

(Form of Back of Note)

6.50% Series        Notes due 2018

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.](2)

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’),

(2) To be included only if note is issued in global form.

TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.](3)

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership” or the “Issuer”), promises to pay interest on the principal amount of this Note at 6.50% per annum from April 3, 2008 until maturity.  The Issuer shall pay interest semi-annually on April 15 and October 15 of each such year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 15, 2008.  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the same rate; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Issuer shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the April 1 and October 1 immediately preceding the Interest Payment Date, even if such Notes are

(3) To be included on Transfer Restricted Securities only.

canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.17 of the Original Indenture with respect to Defaulted Interest, and the Issuer shall pay principal (and premium, if any) of the Notes upon surrender thereof to the Trustee or a paying agent on or after the Stated Maturity thereof.  The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Trustee maintained for such purpose (which initially is c/o U.S. Bank National Association, 16th Floor, 100 Wall Street, New York, New York 10005), or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium, if any, on, (a) each Global Security and (b) all other Notes aggregating at least $1,000,000 in principal amount the Holder of which shall have provided wire transfer instructions to the Issuer or the paying agent on or prior to the applicable record date.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar.  Initially, U.S. Bank National Association, the successor Trustee under the Indenture, shall act as paying agent and Registrar.  The Issuer may change any paying agent or Registrar without notice to any Holder.  The Partnership may act in any such capacity.

4.             Indenture.  The Issuer issued the Notes under an Indenture dated as of May 27, 2003 (the “Original Indenture”), as supplemented by the Seventh Supplemental Indenture dated as of April 3, 2008 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), between the Issuer and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are the obligation of the Issuer, initially in aggregate principal amount of $400 million.  The Issuer may issue an unlimited aggregate principal amount of Additional Notes under the Indenture.  Any such Additional Notes that are actually issued shall be treated as issued and outstanding Notes (and as the same series (with identical terms other than with respect to the issue date, issue price and first payment of interest) as the initial Note for the purposes indicated in Section 3.02 of the Supplemental Indenture).  Initially, the Notes are not guaranteed, but in the future they may be guaranteed by one or more Subsidiary Guarantors on the conditions and subject to the terms provided in Section 4.14 of the Indenture and Article XIV of the Original Indenture.

5.             Optional Redemption.  (a) At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

(b)           To redeem the Notes, the Issuer must pay a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, including Additional Interest, if any, to the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).  The actual redemption price will be calculated and certified to the Trustee and the Partnership by the Independent Investment Banker.

For purposes of determining the redemption price, the following definitions shall apply:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, for any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Banc of America Securities LLC, Deutsche Bank Securities Inc. or HSBC Securities (USA) Inc., as specified by the Partnership, and any successor firm, or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Partnership.

“Reference Treasury Dealer” means each of Banc of America Securities LLC, Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., plus two other dealers selected by the Trustee that are primary U.S. government securities dealers in New York City and their respective successors; provided, if any of Banc of America Securities LLC, Deutsche Bank Securities Inc. or HSBC Securities (USA) Inc. or any primary U.S. government securities dealer selected by the Trustee shall cease to be a primary U.S. government securities dealer, then such other primary U.S. government securities dealers as may be substituted by the Trustee.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week in which the calculation date falls (or in the immediately preceding week if the calculation date falls on any day prior to the usual publication date for such release) or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date. Any weekly average yields calculated by interpolation or extrapolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

6.             Mandatory Redemption.  The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase them at the option of the Holders.

7.             Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $2,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption and with respect to which the redemption price has been paid.

8.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes or other governmental charges imposed in relation thereto.

9.             Persons Deemed Owners.  The registered Holder of a Note shall be treated as its owner for all purposes.

10.           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture may be amended or supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes, and any existing default or compliance with any provision of the Indenture relating to the Notes may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes.  Without the consent of any Holder of a Note, the Indenture may be amended or supplemented for any of the purposes set forth in Section 9.01 of the Indenture, including to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Issuer’s obligations to Holders of the Notes in case of a merger or consolidation of the Issuer or sale of all or substantially all of the Issuer’s assets, to add or release Subsidiary Guarantors pursuant to the terms of the Indenture, to make any change that does not adversely affect the rights under the Indenture of any Holder of the Notes, to comply with the requirements of the SEC to permit the qualification of the Indenture under the TIA, to evidence or provide for the acceptance of appointment under the Indenture of a successor or separate Trustee, to add to the covenants of the Issuer or any Subsidiary Guarantor, to secure the Notes or the Guarantee or to establish the form or terms of any other series of Debt Securities.

11.           Defaults and Remedies.  Events of Default with respect to the Notes include:  (i) default for 30 days in the payment when due of interest on, including any Additional Interest with respect to, the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when due at Stated Maturity, upon redemption or otherwise; (iii) failure by the Partnership or any Subsidiary Guarantor for 60 days after notice to comply with any of its other covenants or agreements in the Indenture relating to the Notes; (iv) default by the Partnership or any of its Subsidiaries in the payment at the Stated Maturity, after the expiration of any applicable grace period, of principal of, premium, if any, or interest on any Debt then outstanding having a principal amount in excess of the greater of $25 million and 2% of total partners’ capital in the Partnership, or acceleration of any Debt having a principal amount in excess of the greater of such amounts so that it becomes due and payable prior to its Stated Maturity and such acceleration is not rescinded within 30 days after notice; (v) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be null and void or shall cease to be in full force and effect or any Subsidiary Guarantor shall deny or disaffirm its obligations under the Indenture or its Guarantee; and (vi) certain events of bankruptcy, insolvency or reorganization with respect to the Issuer or, if and so long as the Notes are guaranteed by a Subsidiary Guarantor, such Subsidiary Guarantor.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Notes shall become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power.  If and so long as the Trustee in good faith so determines, the Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests.  The Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, the principal of, or premium, if any, on, the Notes.  The Partnership is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Partnership is required within 30 days after the occurrence of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and certain additional information.

12.           Trustee Dealings with Issuer.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

13.           No Recourse Against Others.  The General Partner and its directors, officers, employees, incorporators, members and stockholders, as such, shall have no liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, the Indenture or the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

14.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.           CUSIP and ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and corresponding ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and corresponding ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17.           Additional Rights of Holders of Transfer Restricted Securities.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest as set forth therein.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Enbridge Energy Partners, L.P.
1100 Louisiana Street, Suite 3300
Houston, Texas 77002-5217
Attention: General Counsel

Assignment Form

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note.

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE(4)

The original principal amount of this Global Note is $                      . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

(4) To be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                             ,          , among Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership” or the “Issuer”),                                                                    (the “Subsidiary Guarantor”), a direct or indirect subsidiary of the Partnership, and U.S. Bank National Association, a national banking association, as successor trustee to SunTrust Bank under the indenture referred to below (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of May 27, 2003, as supplemented by the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) dated as of April 3, 2008, between the Issuer and the Trustee, providing for the issuance of the Issuer’s 6.50% Notes due 2018 (the “Notes”);

WHEREAS, Section 4.14 of the Indenture provides that under certain circumstances the Partnership is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Issuer’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.             Definitions.  (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)         For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:  (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.             Agreement to Guarantee.  The Subsidiary Guarantor hereby agrees, jointly and severally with any other Subsidiary Guarantors under the Indenture, to guarantee the Issuer’s obligations under the Notes and all other amounts due and payable under the Indenture on the terms and subject to the conditions set forth in Article XIV of the Original Indenture and to be bound by all other applicable provisions of the Indenture.  To further evidence the Guarantee set

B-1

forth in Section 14.01 of the Original Indenture, the Subsidiary Guarantor is executing a notation relating to such Guarantee, substantially in the form attached to the Original Indenture as Annex A.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.             GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A NEW YORK CONTRACT, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.             Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5.             Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C., as delegate of Enbridge Energy Company, Inc., its General Partner

By:
Name:
Title:

(SUBSIDIARY GUARANTOR)

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

B-2

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF SECURITIES

PURSUANT TO RULE 144A

Re:                               6.50% Series [A/B] Notes due 2018 of Enbridge Energy Partners, L.P. (the “Issuer”)

This Certificate relates to $            principal amount of the above captioned Notes held in definitive form (the “Securities”) by                                           (the “Transferor”).

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture and the Supplemental Indenture relative to the Securities and that the transfer of this Security does not require registration under the Securities Act (as defined below) because:*

☐            Such Security is being acquired for the Transferor’s own account without transfer.

☐            Such Security is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in reliance on Rule 144A under the Securities Act.

☐            Such Security is being transferred (i) in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Issuer or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

☐            Such Security is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Issuers so request).

*Check appropriate response.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Date:

C-1

EXHIBIT D

CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

[Date]

Enbridge Energy Partners, L.P.

1100 Louisiana Street, Suite 3300

Houston, Texas  77002-5217

Attention:  General Counsel

U.S. Bank National Association, Trustee

16th Floor, 100 Wall Street

New York, NY 10005

Re:	Enbridge Energy Partners, L.P. (the “Issuer”)
6.50% Series [A/B] Notes due 2018 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)           the offer of the Securities was not made to a person in the United States;

(b)           either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(d)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or

D-1

official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[NAME OF TRANSFEROR]

By:
Authorized Signatory

D-2